Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS
301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS FOURTH QUARTER RESULTS

MINNETONKA, March 25 — Michael Foods, Inc. today reported financial results for the fourth quarter of 2009. Net earnings for the quarter ended January 2, 2010 were $19.6 million, compared to $13.3 million in 2008, an increase of 47%. Net sales for the quarter ended January 2, 2010 were $390.3 million, compared to $484.3 million in 2008, a decrease of 19%. Net earnings for the year ended January 2, 2010 were $69.5 million, compared to $46.9 million in 2008, an increase of 48%. Net sales for the year ended January 2, 2010 were $1,542.8 million, compared to $1,804.4 million in 2008, a decrease of 14.5%. 2008 was a 53-week year; the additional week represented 4% of the net sales for the quarter ended January 3, 2009 and approximately 1% of the net sales for the year ended January 3, 2009.

Earnings before interest, taxes, depreciation and amortization and other adjustments (EBITDA, as defined in Michael Foods’ credit facility) for the quarter ended January 2, 2010 were $54.1 million, compared to $54.2 million in 2008. EBITDA for the year ended January 2, 2010 was $214.4 million, compared to $200.0 million in 2008, an increase of 7%. Michael Foods, Inc. uses EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance and to determine incentive compensation levels.

Commenting on the results, Chief Executive Officer and President James E. Dwyer, Jr. said, “Our fourth quarter EBITDA results were driven by improved performance in the foodservice egg products portfolio, reflecting our continued focus on moving our customers to more convenient, value-added products. Fourth quarter volumes declined by 10% across all of our businesses, due, in large part, to economic conditions and the 53rd week in 2008, which represented about half of the quarterly volume decline. Our focus on our higher-margin products and tight cost controls allowed us to offset the difficult volume environment.”

Dwyer concluded, “Our free cash flow remains strong. We made a $37.3 million voluntary prepayment on our term debt in late December 2009 and continued to invest in our businesses, especially in our new Chaska, Minnesota potato processing facility, which is currently ramping up production.”

Unaudited segment data follows (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Quarter ended January 2, 2010:
External net sales	$253,584	$33,413	$103,294	$—	$390,291
Net earnings	16,958	3,529	2,179	(3,106)	19,560
EBITDA*	44,352	5,321	6,880	(2,450)	54,103

Quarter ended January 3, 2009:
External net sales	$326,197	$35,200	$122,906	$—	$484,303
Net earnings	10,250	1,941	4,425	(3,288)	13,328
EBITDA*	42,299	5,959	9,228	(3,296)	54,190

Year ended January 2, 2010:
External net sales	$1,046,791	$119,219	$376,769	$—	$1,542,779
Net earnings	77,940	2,478	20,760	(31,714)	69,464
EBITDA*	173,316	12,078	39,137	(10,130)	214,401

Year ended January 3, 2009:
External net sales	$1,265,641	$125,059	$413,673	$—	$1,804,373
Net earnings	57,858	7,894	10,115	(28,989)	46,878
EBITDA*	170,184	20,575	21,822	(12,565)	200,016

*	As defined in Michael Foods’ credit facility.

EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings to EBITDA for the quarter ended January 2, 2010 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$16,958	$3,529	$2,179	$(3,106)	$19,560
Interest expense, excluding amortization of financing costs	286	(17)	—	9,832	10,101
Amortization of financing costs	—	—	—	1,934	1,934
Income tax expense (benefit)	14,073	(1,946)	3,417	(4,368)	11,176
Depreciation and amortization	12,008	3,529	1,061	1	16,599
Equity sponsor management fee	—	—	—	597	597
Industrial revenue bonds related expenses	246	—	—	—	246
Other	2,308	226	223	(7,340)	(4,583)

	45,879	5,321	6,880	(2,450)	55,630
Minus:
Unrealized gains on swap contracts	1,527	—	—	—	1,527

EBITDA (as defined in the credit facility)	$44,352	$5,321	$6,880	$(2,450)	$54,103

The following table reconciles net earnings to EBITDA for the quarter ended January 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$10,250	$1,941	$4,425	($3,288)	$13,328
Interest expense, excluding amortization of financing costs	293	—	—	8,462	8,755
Amortization of financing costs	—	—	—	960	960
Income tax expense (benefit)	7,539	1,837	3,320	(7,256)	5,440
Depreciation and amortization	17,372	1,829	1,160	—	20,361
Equity sponsor management fee	—	—	—	610	610
Industrial revenue bonds related expenses	243	—	—	—	243
Other	2,588	352	323	(2,784)	479

	38,285	5,959	9,228	(3,296)	50,176
Plus:
Unrealized losses on swap contracts	4,014	—	—	—	4,014

EBITDA (as defined in the credit facility)	$42,299	$5,959	$9,228	($3,296)	$54,190

The following table reconciles net earnings to EBITDA for the year ended January 2, 2010 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$77,940	$2,478	$20,760	($31,714)	$69,464
Interest expense, excluding amortization of financing costs	1,276	(342)	—	36,003	36,937
Amortization of financing costs	—	—	—	6,145	6,145
Income tax expense (benefit)	45,295	(2,487)	12,997	(17,561)	38,244
Depreciation and amortization	47,587	11,366	4,315	4	63,272
Equity sponsor management fee	—	—	—	2,144	2,144
Industrial revenue bonds related expenses	978	—	—	—	978
Other	8,660	1,063	1,065	(5,151)	5,637

	181,736	12,078	39,137	(10,130)	222,821
Minus:
Unrealized gains on swap contracts	8,420	—	—	—	8,420

EBITDA (as defined in the credit facility)	$173,316	$12,078	$39,137	($10,130)	$214,401

The following table reconciles net earnings to EBITDA for the year ended January 3, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$57,858	$7,894	$10,115	$(28,989)	$46,878
Interest expense, excluding amortization of financing costs	1,460	—	—	35,817	37,277
Amortization of financing costs	—	—	—	3,824	3,824
Income tax expense (benefit)	27,836	4,823	6,180	(17,710)	21,129
Depreciation and amortization	65,907	6,856	4,555	3	77,321
Equity sponsor management fee	—	—	—	2,000	2,000
Industrial revenue bonds related expenses	976	—	—	—	976
Other	8,298	1,002	972	(7,510)	2,762

	162,335	20,575	21,822	(12,565)	192,167
Plus:
Unrealized losses on swap contracts	7,849	—	—	—	7,849

EBITDA (as defined in the credit facility)	$170,184	$20,575	$21,822	$(12,565)	$200,016

Michael Foods, Inc., based in Minnetonka, MN, is a producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are specialty egg products, refrigerated potato products, cheese and other dairy products.

Consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

For the periods ended January 2, 2010 and January 3, 2009

(in thousands)

	Quarter		Twelve months
	2009	2008	2009	2008
Net sales	$390,291	$484,303	$1,542,779	$1,804,373
Cost of sales	314,894	412,529	1,241,613	1,528,420

Gross profit	75,397	71,774	301,166	275,953
Selling, general & administrative	32,298	43,118	145,883	165,938

Operating profit	43,099	28,656	155,283	110,015
Interest expense, net	12,363	9,888	44,338	42,008
Loss on early extinguishment of debt	—	—	3,237	—

Earnings before income taxes	30,736	18,768	107,708	68,007
Income tax expense	11,176	5,440	38,244	21,129

Net earnings	$19,560	$13,328	$69,464	$46,878

	January 2, 2010	January 3, 2009
Selected Balance Sheet Information:
Cash and equivalents	$87,061	$78,054

Accrued interest	$3,062	$4,537

Total debt, including current maturities	$553,037	$597,384

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, potatoes and cheese, which can result in pricing and profit margin volatility for certain egg products, potato products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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3-25-10